STARTEC GLOBAL COMMUNICATIONS CORPORATION

           OFFER TO EXCHANGE ITS 12% SERIES A SENIOR NOTES DUE 2008 FOR ANY AND ALL OF ITS OUTSTANDING 12% SENIOR NOTES DUE 2008


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 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON NOVEMBER      , 1998, UNLESS EXTENDED BY THE COMPANY.
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To Our Clients:


     Enclosed for your consideration is a Prospectus, dated October , 1998 (as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by Startec Global Communications Corporation (the "Company") to exchange (the "Exchange Offer") its 12% Series A Senior Notes due 2008 (the "Exchange Notes") for an equal principal amount of its 12% Senior Notes due 2008 (the "Old Notes") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the Exchange Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the timing of the Exchange Offer. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions to Exchange Offer" in the Prospectus. Old Notes may be tendered only in integral multiples of $1,000.


     The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Old Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.


     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New York City time, on November , 1998, unless extended. The term "Expiration Date" means 5:00 p.m., New York City time on November , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term means the latest date and time to which the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


Your attention is directed to the following:

     1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of the Old Notes, of which $160,000,000 aggregate principal amount of the Old Notes was outstanding as of May 21, 1998. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the Exchange Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the timing of the Exchange Offer.


     2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS TO EXCHANGE OFFER" IN THE PROSPECTUS.

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     3. The Exchange Offer and  withdrawal  rights will expire at 5:00 p.m., New
York City time, on November , 1998, unless extended.


     4. The Company has agreed to pay the expenses of the Exchange Offer.

     5. Any transfer taxes incident to the transfer of Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.


     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL EXCHANGES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OLD NOTES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISIDICTION.


     If you wish us to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below.


     THE   ACCOMPANYING   LETTER  OF   TRANSMITTAL   IS  FURNISHED  TO  YOU  FOR
INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN YOUR NAME FOR YOUR ACCOUNT OR BENEFIT.


                                 INSTRUCTIONS


     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of Startec Global Communications Corporation.

     This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Aggregate Principal Amount of Old Notes to be tendered for exchange


$
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* I (WE)  UNDERSTAND  THAT  IF I  (WE)  SIGN  THESE  INSTRUCTION  FORMS  WITHOUT
INDICATING AN AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES IN THE SPACE ABOVE, ALL OLD NOTES HELD BY YOU FOR MY (OUR) ACCOUNT WILL BE EXCHANGED.



Name(s) of Beneficial Owner(s):
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                                              (Please Type or Print)

Address:
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Area Code and Telephone Number:
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Signature(s) of Beneficial Owner(s):
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Taxpayer Identification or Social Security Number:
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Date:
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